Exhibit 99.1
Verisk Reports Fourth-Quarter 2018 Financial Results

•
Consolidated revenue grew 7.7% to $614 million; organic constant currency revenue growth, a non-GAAP measure, was 5.4%. Normalizing for the revenue associated with exceptional storm activity in the prior-year period, organic constant currency revenue would have grown 6.9%.

•	Net income was $146 million; adjusted EBITDA, a non-GAAP measure, was $289 million.

•
Net income declined 28.5%, reflecting an $89 million tax benefit in the fourth quarter of 2017 due to tax reform. Equalizing the fourth-quarter 2017 effective tax rate, adjusted net income would have increased 5.6%. Organic constant currency adjusted EBITDA growth was 4.2%. Normalizing for the revenue associated with exceptional storm activity, organic constant currency adjusted EBITDA would have grown 7.3%.

•	Diluted GAAP earnings per share (GAAP EPS) were $0.87; diluted adjusted earnings per share (adjusted EPS), a non-GAAP measure, were $1.04.

•	Net cash provided by operating activities was $934 million for 2018; free cash flow, a non-GAAP measure, was $703 million for 2018.

•	The Board of Directors declared a cash dividend of 25 cents per share, the first in the company’s history.

•	The company repurchased $156 million of its shares for the quarter ended December 31, 2018.
JERSEY CITY, N.J., February 19, 2019 — Verisk (Nasdaq:VRSK), a leading data analytics provider, today announced results for the fourth quarter and fiscal year ended December 31, 2018. Scott Stephenson, chairman, president, and CEO, said, “We are pleased to deliver another strong quarter of profitable growth at Verisk. Solid growth in our Insurance and Energy and Specialized Markets segments offset some headwinds in Financial Services, demonstrating the durability of our business model. Our engagement with clients and our pace of innovation remain exceptional, and we are well positioned to continue to execute on our strategies to drive profitable growth and create value for our shareholders over the long term. We are particularly pleased to deliver a new source of value to our shareholders with the dividend initiation.”
Lee Shavel, CFO and executive vice president, said, “Normalizing for exceptional storm revenue in the prior-year period, Verisk delivered organic constant currency revenue growth of 6.9% and organic constant currency adjusted EBITDA growth of 7.3%. The dividend underscores the stability of our business and our capital management discipline. We continue to have sufficient capital to support our growth objectives.”
Table 1: Summary of Results
(in millions, except per share amounts)
Note: Adjusted EBITDA, adjusted net income, and adjusted EPS are non-GAAP measures.

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2018	2017	Change	2018	2017	Change
Revenues	$613.9	$570.3	7.7%	$2,395.1	$2,145.2	11.6%
Adjusted EBITDA	$289.1	$272.5	6.1%	$1,130.2	$1,036.0	9.1%
Net income	$146.2	$204.6	(28.5)%	$598.7	$555.1	7.9%
Adjusted net income	$174.0	$223.4	(22.1)%	$691.6	$623.0	11.0%
Diluted GAAP EPS	$0.87	$1.22	(28.7)%	$3.56	$3.29	8.2%
Diluted adjusted EPS	$1.04	$1.33	(21.8)%	$4.11	$3.69	11.4%
Revenue
Total revenue increased 7.7% in fourth-quarter 2018 compared with fourth-quarter 2017. Organic constant currency revenue growth was 5.4%. Excluding the impact of nonrecurring revenue benefit related to extreme weather in the fourth quarter of 2017 discussed below, revenue on an organic constant currency basis would have grown 6.9%.

Table 2: Revenues and Revenue Growth by Category
(in millions)

			Revenue Growth
	Three Months Ended		Three Months Ended
	December 31,		December 31, 2018
	2018	2017	Reported	Organic	Organic Constant Currency
Underwriting & rating	$289.9	$269.8	7.4%	6.9%	7.0%
Claims	146.3	135.5	8.0%	5.0%	5.1%
Insurance	436.2	405.3	7.6%	6.2%	6.4%
Energy and Specialized Markets	130.2	116.6	11.7%	4.1%	5.1%
Financial Services	47.5	48.4	(1.8)%	(2.8)%	(2.2)%
Revenues	$613.9	$570.3	7.7%	5.0%	5.4%

			Revenue Growth
	Twelve Months Ended		Twelve Months Ended
	December 31,		December 31, 2018
	2018	2017	Reported	Organic	Organic Constant Currency
Underwriting & rating	$1,144.5	$1,046.9	9.3%	6.6%	6.6%
Claims	561.4	503.7	11.5%	8.5%	8.4%
Insurance	1,705.9	1,550.6	10.0%	7.2%	7.2%
Energy and Specialized Markets	513.3	444.6	15.4%	6.9%	4.9%
Financial Services	175.9	150.0	17.3%	(2.0)%	(1.8)%
Revenues	$2,395.1	$2,145.2	11.6%	6.5%	6.1%
Insurance segment revenue grew 7.6% in the fourth quarter of 2018 and 6.4% on an organic constant currency basis. Excluding the impact of approximately $8 million in storm-related revenue in the fourth quarter of 2017, Insurance revenue on an organic constant currency basis would have grown 8.5% in the quarter.

•
Underwriting & rating revenue increased 7.4% in the quarter and 7.0% on an organic constant currency basis, resulting primarily from increases within its underwriting and catastrophe modeling solutions revenue.

•
Claims revenue grew 8.0% in the quarter and 5.1% on an organic constant currency basis. Growth was driven by its claims analytics and repair cost estimating solutions revenue. Excluding the impact of approximately $8 million in storm-related revenue in the fourth quarter of 2017, claims revenue on an organic constant currency basis would have grown 11.7% in the quarter.

Energy and Specialized Markets segment revenue increased 11.7% in the quarter and 5.1% on an organic constant currency basis, as the energy business’s end markets have continued to improve. Our consulting and research businesses both experienced growth. The company also had positive contributions from its environmental health and safety services and weather and climate analytics businesses.
Financial Services segment revenue decreased 1.8% in the quarter and 2.2% on an organic constant currency basis. Solid growth in portfolio management solutions and spend informed analytics were offset by headwinds from tough comparisons with prior-year implementation revenues as well as some timing differences.

Operating Income and Adjusted Organic Constant Currency EBITDA
Operating expenses increased 10.4% to $398 million in the quarter. Operating income increased 2.9% to $216 million in the quarter.
Adjusted EBITDA expenses increased 6.4% compared with fourth-quarter 2017 on an organic constant currency basis. The year-over-year increase was primarily due to salaries and benefits related to innovation and business growth, particularly in the remote imagery business.
Adjusted EBITDA increased 4.2% in the fourth quarter of 2018 on an organic constant currency basis. Organic constant currency adjusted EBITDA margins of 47.8% were down from the fourth-quarter 2017 level of 48.4%, reflecting, in part, higher-margin storm-related revenue in the fourth quarter of 2017. Normalizing for the revenue associated with exceptional storm activity in the prior-year period, organic constant currency adjusted EBITDA would have grown 7.3% and adjusted EBITDA margin would have increased to 47.8% from 47.6% in the prior year period.
Insurance segment operating income increased 5.0% to $199 million in the fourth quarter of 2018. Insurance segment adjusted EBITDA grew 5.8% in the fourth quarter of 2018 on an organic constant currency basis. Normalizing for the revenue associated with exceptional storm activity in the prior-year period, organic constant currency adjusted EBITDA would have grown 9.9%.
Energy and Specialized Markets segment operating income increased 10.3% to $8 million in the fourth quarter of 2018. Energy and Specialized Markets segment adjusted EBITDA grew 4.6% on an organic constant currency basis.
Financial Services segment operating income decreased 33.1% to $9 million in the fourth quarter of 2018. Financial Services segment adjusted EBITDA decreased 12.8% on an organic constant currency basis.
Table 3: Adjusted EBITDA by Segment
(in millions)
Note: Adjusted EBITDA is a non-GAAP measure.

			Adjusted EBITDA Growth
	Three Months Ended		Three Months Ended
	December 31,		December 31, 2018
	2018	2017	Reported	Organic	Organic Constant Currency
Insurance	$231.0	$217.0	6.5%	5.7%	5.8%
Energy and Specialized Markets	40.1	34.5	16.1%	9.2%	4.6%
Financial Services	18.0	21.0	(14.4)%	(13.8)%	(12.8)%
Adjusted EBITDA	$289.1	$272.5	6.1%	4.7%	4.2%

			Adjusted EBITDA Growth
	Twelve Months Ended		Twelve Months Ended
	December 31,		December 31, 2018
	2018	2017	Reported	Organic	Organic Constant Currency
Insurance	$914.2	$844.0	8.3%	7.0%	7.2%
Energy and Specialized Markets	155.4	133.6	16.4%	8.6%	1.9%
Financial Services	60.6	58.4	3.6%	(12.6)%	(12.0)%
Adjusted EBITDA	$1,130.2	$1,036.0	9.1%	6.1%	5.4%

Table 4: Adjusted EBITDA Margin by Segment

	Three Months Ended
	December 31,
	2018	2017	2018	2017	2018	2017
	Reported		Organic		Organic Constant Currency
Insurance	53.0%	53.5%	53.4%	53.6%	53.5%	53.7%
Energy and Specialized Markets	30.8%	29.6%	31.3%	29.8%	31.3%	31.4%
Financial Services	37.9%	43.5%	38.5%	43.5%	39.0%	43.7%
Adjusted EBITDA margins	47.1%	47.8%	47.7%	47.9%	47.8%	48.4%

	Twelve Months Ended
	December 31,
	2018	2017	2018	2017	2018	2017
	Reported		Organic		Organic Constant Currency
Insurance	53.6%	54.4%	54.8%	54.9%	54.8%	54.8%
Energy and Specialized Markets	30.3%	30.0%	30.5%	30.0%	30.4%	31.3%
Financial Services	34.4%	39.0%	35.2%	39.4%	35.2%	39.3%
Adjusted EBITDA margins	47.2%	48.3%	48.5%	48.7%	48.5%	48.8%
Net Income and Earnings Per Share
Net income decreased 28.5% to $146 million, reflecting an $89 million tax benefit in the fourth quarter of 2017 due to tax reform. Diluted GAAP EPS was $0.87 in fourth-quarter 2018, a decrease of 28.7% compared with the same period in 2017. Diluted adjusted EPS was $1.04 in fourth-quarter 2018, a decrease of 21.8% compared with the same period in 2017. Equalizing the fourth-quarter 2017 effective tax rate to that of fourth-quarter 2018, adjusted net income and diluted adjusted EPS would have increased 5.6% and 6.1%, respectively. Diluted adjusted EPS benefited from organic growth in the business, contributions from acquisitions, and lower share count. The benefits were partially offset by increased depreciation and amortization expense and increased interest expense.
Cash Flow
Net cash provided by operating activities was $934 million for the year ended December 31, 2018, an increase of 25.7%. Capital expenditures increased 25.9% to $231 million and were 9.6% of revenues for the year ended December 31, 2018. This increase in capital expenditures is primarily related to the purchase of aircraft associated with the remote imagery business and software development to support and improve new and existing products across the organization. Free cash flow was $703 million for the year ended December 31, 2018, an increase of 25.6%.
Free cash flow represented 62.2% of adjusted EBITDA for the year ended December 31, 2018, compared with 54.1% in the prior-year period.
Dividend
On February 13, 2019, Verisk’s Board of Directors approved the initiation of a cash dividend to shareholders. Verisk will pay a cash dividend of 25 cents per share of common stock issued and outstanding, payable on March 29, 2019, to the holders of record as of March 15, 2019. The establishment of future record and payment dates is subject to the final determination of Verisk’s Board of Directors.
Share Repurchases and Financing Activities
Including the accelerated share repurchase (ASR) settled in fourth-quarter 2018, the company repurchased 1.3 million shares for the fourth-quarter 2018 for a total return of capital to shareholders of $156 million. The company also entered into an additional $75 million ASR agreement, and the associated shares will be delivered and settled in March 2019. At December 31, 2018, the company had $428 million remaining under its share repurchase authorization.
Conference Call
Verisk’s management team will host a live audio webcast on Wednesday, February 20, 2019, at 8:30 a.m. EST (5:30 a.m. PST, 1:30 p.m. GMT) to discuss the financial results and business highlights. All interested parties are invited to listen to the live event via webcast on the Verisk investor website at http://investor.verisk.com. The discussion is also available through dial-in number 1-877-755-3792 for U.S./Canada participants or 1-512-961-6560 for international participants.
A replay of the webcast will be available for 30 days on the Verisk investor website and also through the conference call number 1-855-859-2056 for U.S./Canada participants or 1-404-537-3406 for international participants using conference ID #6839406.
About Verisk
Verisk (Nasdaq:VRSK) is a leading data analytics provider serving customers in insurance, energy and specialized markets, and financial services. Using advanced technologies to collect and analyze billions of records, Verisk draws on unique data assets and deep domain expertise to provide first-to-market innovations that are integrated into customer workflows. Verisk offers predictive analytics and decision support solutions to customers in rating, underwriting, claims, catastrophe and weather risk, global risk analytics, natural resources intelligence, economic forecasting, and many other fields. Around the world, Verisk helps customers protect people, property, and financial assets.
Headquartered in Jersey City, N.J., Verisk operates in 30 countries and is a member of Standard & Poor’s S&P 500® Index. In 2018, Forbes magazine named Verisk to its World’s Best Employers list. For more information, please visit www.verisk.com.
Contact:
Investor Relations
Stacey Brodbar
Head of Investor Relations
Verisk
201-469-4327
IR@verisk.com

Media
Frank Lentini
Edelman (for Verisk)
212-704-4425
frank.lentini@edelman.com

Forward-Looking Statements
This release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. This includes, but is not limited to, Verisk’s expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the Board of Directors, and based on an evaluation of company earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks, and uncertainties. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.
Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Verisk’s quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.
Notes Regarding the Use of Non-GAAP Financial Measures
The company has provided certain non-GAAP financial information as supplemental information regarding its operating results. These measures are not in accordance with, or an alternative for, U.S. GAAP and may be different from non-GAAP measures reported by other companies. The company believes that its presentation of non-GAAP measures, such as organic constant currency revenue and organic constant currency revenue growth; EBITDA, EBITDA margin, and EBITDA growth; adjusted EBITDA, adjusted EBITDA margin, and adjusted EBITDA growth on an as-reported, organic, and organic constant currency basis; adjusted net income and adjusted net income growth; basic and diluted adjusted EPS and adjusted EPS growth; and free cash flow and free cash flow growth, provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the company’s management uses these measures for reviewing the financial results of the company and for budgeting and planning purposes.
Our operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which we transact change in value over time compared with the U.S. dollar; accordingly, we present certain constant currency financial information to provide a framework to assess how our businesses performed excluding the impact of foreign currency exchange rate fluctuations. We use the term “constant currency” to present results that have been adjusted to exclude foreign currency impact. Foreign currency impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating comparable prior-period year results at the currency exchange rates used in the current period, rather than the exchange rates in effect during the prior period.

Organic revenue, a non-GAAP measure, is defined as revenues excluding the effect of recent acquisitions that have occurred over the past year. An acquisition is included in organic revenue at the beginning of the calendar quarter that occurs subsequent to the one-year anniversary of the acquisition date. Once an acquisition is included in our current-period organic revenue, its comparable prior-year period revenue is also included to calculate organic revenue growth.
EBITDA is a financial measure that management uses to evaluate the performance of our segments. In all periods shown here and going forward, the company defines “EBITDA” as net income before interest expense, provision for income taxes, and depreciation and amortization expense. “Organic EBITDA,” a non-GAAP measure, is defined as EBITDA excluding the effect of recent acquisitions. The company also defines “adjusted EBITDA” as

EBITDA before nonoperating acquisition-related costs and nonrecurring gain and interest income on the subordinated promissory note.
Although securities analysts, lenders, and others frequently use EBITDA and adjusted EBITDA in their evaluation of companies, EBITDA and adjusted EBITDA have limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our statement of cash flow reported under U.S. GAAP. Management uses EBITDA and adjusted EBITDA in conjunction with traditional U.S. GAAP operating performance measures as part of its overall assessment of company performance. Some of these limitations are as follows:

•	EBITDA and adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments.

•	EBITDA and adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs.

•
Although depreciation and amortization are noncash charges, the assets being depreciated and amortized often will have to be replaced in the future; EBITDA and adjusted EBITDA do not reflect any cash requirements for such replacements.

•	Other companies in our industry may calculate EBITDA and adjusted EBITDA differently than we do, limiting the usefulness of their calculations as comparative measures.
See Table 5 (below) for a reconciliation of adjusted EBITDA expenses to cost of revenues; selling, general and administrative expense; investment income and others, net; and acquisition-related costs (earn-out). See Table 6 for a reconciliation of adjusted EBITDA to operating income by segment, Table 7 for a reconciliation of adjusted EBITDA margin to operating income margin by segments, Table 8 for a reconciliation of adjusted net income to net income, and Table 9 for a reconciliation of free cash flow to net cash provided by operating activities.
Table 5: Adjusted EBITDA Expense Reconciliation
(in millions)
Note: Adjusted EBITDA expenses are a non-GAAP measure.

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2018	2017	Change	2018	2017	Change
Cost of revenues	$224.0	$208.7	7.3%	$886.2	$783.8	13.1%
Selling, general and administrative	97.7	87.2	12.1%	378.7	322.8	17.3%
Investment income and others, net	4.0	(1.3)	(422.6)%	(15.3)	(9.2)	66.0%
Acquisition-related costs (earn-out)	(0.9)	0.2	N/A	(5.1)	0.2	N/A
Gain and interest income on subordinated promissory note receivable	—	3.0	(100.0)%	20.4	11.6	75.6%
Adjusted EBITDA expenses	$324.8	$297.8	9.1%	$1,264.9	$1,109.2	14.0%

Table 6: Segment Results Summary and Adjusted EBITDA Reconciliation
(in millions)
Note: Adjusted EBITDA is a non-GAAP measure.

	Three Months Ended December 31, 2018				Three Months Ended December 31, 2017
	Insurance	Energy and Specialized Markets	Financial Services	Total	Insurance	Energy and Specialized Markets	Financial Services	Total
Organic revenues	$430.4	$121.3	$47.1	$598.8	$405.1	$116.6	$48.4	$570.1
Revenues from acquisitions	5.8	8.9	0.4	15.1	0.2	—	—	0.2
Revenues	$436.2	$130.2	$47.5	$613.9	$405.3	$116.6	$48.4	$570.3

Organic adjusted EBITDA	$229.7	$38.0	$18.1	$285.8	$217.2	$34.8	$21.0	$273.0
Adjusted EBITDA from acquisitions	1.3	2.1	(0.1)	3.3	(0.2)	(0.3)	—	(0.5)
Adjusted EBITDA	231.0	40.1	18.0	289.1	217.0	34.5	21.0	272.5
Acquisition-related costs (earn-out)	0.8	(1.7)	—	(0.9)	0.2	—	—	0.2
Gain and interest income on subordinated promissory note receivable	—	—	—	—	3.0	—	—	3.0
Depreciation and amortization of fixed assets	(29.4)	(10.4)	(3.9)	(43.7)	(23.2)	(10.3)	(2.7)	(36.2)
Amortization of intangible assets	(6.0)	(20.5)	(5.8)	(32.3)	(4.3)	(18.2)	(5.6)	(28.1)
Investment income and others, net	3.0	0.8	0.2	4.0	(2.8)	1.5	—	(1.3)
Operating income	$199.4	$8.3	$8.5	$216.2	$189.9	$7.5	$12.7	$210.1

	Twelve Months Ended December 31, 2018				Twelve Months Ended December 31, 2017
	Insurance	Energy and Specialized Markets	Financial Services	Total	Insurance	Energy and Specialized Markets	Financial Services	Total
Organic revenues	$1,658.5	$474.6	$141.5	$2,274.6	$1,547.1	$444.1	$144.4	$2,135.6
Revenues from acquisitions	47.4	38.7	34.4	120.5	3.5	0.5	5.6	9.6
Revenues	$1,705.9	$513.3	$175.9	$2,395.1	$1,550.6	$444.6	$150.0	$2,145.2

Organic adjusted EBITDA	$908.1	$144.7	$49.8	$1,102.6	$848.9	$133.3	$57.0	$1,039.2
Adjusted EBITDA from acquisitions	6.1	10.7	10.8	27.6	(4.9)	0.3	1.4	(3.2)
Adjusted EBITDA	914.2	155.4	60.6	1,130.2	844.0	133.6	58.4	1,036.0
Acquisition-related costs (earn-out)	0.8	(2.4)	(3.5)	(5.1)	0.2	—	—	0.2
Gain and interest income on subordinated promissory note receivable	17.2	1.4	1.8	20.4	11.6	—	—	11.6
Depreciation and amortization of fixed assets	(107.0)	(42.7)	(15.6)	(165.3)	(91.2)	(36.4)	(8.0)	(135.6)
Amortization of intangible assets	(22.8)	(84.6)	(23.4)	(130.8)	(13.7)	(70.3)	(17.8)	(101.8)
Investment income and others, net	(13.2)	(0.4)	(1.7)	(15.3)	(11.7)	2.8	(0.3)	(9.2)
Operating income	$789.2	$26.7	$18.2	$834.1	$739.2	$29.7	$32.3	$801.2

Table 7: Segment Adjusted EBITDA Margin Reconciliation
Note: Adjusted EBITDA margin is a non-GAAP measure.

	Three Months Ended December 31, 2018				Three Months Ended December 31, 2017
	Insurance	Energy and Specialized Markets	Financial Services	Total	Insurance	Energy and Specialized Markets	Financial Services	Total
Organic constant currency adjusted EBITDA margin	53.5%	31.3%	39.0%	47.8%	53.7%	31.4%	43.7%	48.4%
Foreign currency impact	(0.1)%	—%	(0.5)%	(0.1)%	(0.1)%	(1.6)%	(0.2)%	(0.5)%
Organic adjusted EBITDA margin	53.4%	31.3%	38.5%	47.7%	53.6%	29.8%	43.5%	47.9%
Adjusted EBITDA from acquisitions	(0.4)%	(0.5)%	(0.6)%	(0.6)%	(0.1)%	(0.2)%	—%	(0.1)%
Adjusted EBITDA	53.0%	30.8%	37.9%	47.1%	53.5%	29.6%	43.5%	47.8%
Acquisition-related costs (earn-out)	0.2%	(1.3)%	—%	(0.1)%	—%	—%	—%	—%
Gain and interest income on subordinated promissory note receivable	—%	—%	—%	—%	0.7%	—%	—%	0.5%
Depreciation and amortization of fixed assets	(6.8)%	(8.0)%	(8.1)%	(7.1)%	(5.7)%	(8.8)%	(5.6)%	(6.4)%
Amortization of intangible assets	(1.4)%	(15.7)%	(12.3)%	(5.3)%	(1.0)%	(15.6)%	(11.7)%	(4.9)%
Investment income and others, net	0.7%	0.6%	0.3%	0.6%	(0.7)%	1.3%	—%	(0.2)%
Operating income margin	45.7%	6.4%	17.8%	35.2%	46.8%	6.5%	26.2%	36.8%

	Twelve Months Ended December 31, 2018				Twelve Months Ended December 31, 2017
	Insurance	Energy and Specialized Markets	Financial Services	Total	Insurance	Energy and Specialized Markets	Financial Services	Total
Organic constant currency adjusted EBITDA margin	54.8%	30.4%	35.2%	48.5%	54.8%	31.3%	39.3%	48.8%
Foreign currency impact	—%	0.1%	—%	—%	0.1%	(1.3)%	0.1%	(0.1)%
Organic adjusted EBITDA margin	54.8%	30.5%	35.2%	48.5%	54.9%	30.0%	39.4%	48.7%
Adjusted EBITDA from acquisitions	(1.2)%	(0.2)%	(0.8)%	(1.3)%	(0.5)%	—%	(0.4)%	(0.4)%
Adjusted EBITDA	53.6%	30.3%	34.4%	47.2%	54.4%	30.0%	39.0%	48.3%
Acquisition-related costs (earn-out)	0.1%	(0.5)%	(1.9)%	(0.2)%	—%	—%	—%	—%
Gain and interest income on subordinated promissory note receivable	1.0%	0.3%	1.0%	0.8%	0.7%	—%	—%	0.5%
Depreciation and amortization of fixed assets	(6.3)%	(8.3)%	(8.9)%	(6.9)%	(5.8)%	(8.1)%	(5.3)%	(6.3)%
Amortization of intangible assets	(1.3)%	(16.5)%	(13.3)%	(5.5)%	(0.9)%	(15.8)%	(11.9)%	(4.8)%
Investment income and others, net	(0.8)%	(0.1)%	(1.0)%	(0.6)%	(0.7)%	0.6%	(0.3)%	(0.4)%
Operating income margin	46.3%	5.2%	10.3%	34.8%	47.7%	6.7%	21.5%	37.3%

Table 8: Adjusted Net Income Reconciliation
(in millions, except per share amounts)
Note: Adjusted net income and adjusted EPS are non-GAAP measures.

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2018	2017	Change	2018	2017	Change
Net income	$146.2	$204.6	(28.5)%	$598.7	$555.1	7.9%
plus: Amortization of intangibles	32.3	28.1		130.8	101.8
less: Income tax effect on amortization of intangibles	(6.7)	(7.3)		(27.5)	(26.5)
plus: Acquisition-related costs and interest expense (earn-out)	2.2	(0.2)		6.4	(0.2)
less: Income tax effect on acquisition-related costs and interest expense (earn-out)	—	0.1		(1.2)	0.1
plus: Interest income and gain on subordinated promissory note receivable	—	(3.0)		(20.4)	(11.6)
less: Income tax effect on interest income and gain on subordinated promissory note receivable	—	1.1		4.8	4.3
Adjusted net income	$174.0	$223.4	(22.1)%	$691.6	$623.0	11.0%

Basic adjusted EPS	$1.06	$1.36	(22.1)%	$4.20	$3.77	11.4%
Diluted adjusted EPS	$1.04	$1.33	(21.8)%	$4.11	$3.69	11.4%

Weighted average shares outstanding (in millions)
Basic	164.3	164.7		164.8	165.2
Diluted	167.3	168.3		168.3	168.7

Table 9: Free Cash Flow Reconciliation
(in millions)
Note: Free cash flow is a non-GAAP measure.

	Twelve Months Ended
	December 31,
	2018	2017	Change
Net cash provided by operating activities	$934.4	$743.5	25.7%
Capital expenditures	(231.0)	(183.5)	25.9%
Free cash flow from continuing operations	$703.4	$560.0	25.6%
Attached Financial Statements
Please refer to the full Form 10-K filing for the complete financial statements and related notes.

VERISK ANALYTICS, INC.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2018 and 2017

	2018	2017

	(in millions, except for share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$139.5	$142.3
Accounts receivable, net	356.4	345.5
Prepaid expenses	63.9	38.1
Income taxes receivable	34.0	28.8
Other current assets	50.7	42.9
Total current assets	644.5	597.6
Noncurrent assets:
Fixed assets, net	555.9	478.3
Intangible assets, net	1,227.8	1,345.3
Goodwill	3,361.5	3,368.7
Deferred income tax assets	11.1	15.9
Other assets	99.5	214.5
Total assets	$5,900.3	$6,020.3
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$263.5	$225.4
Short-term debt and current portion of long-term debt	672.8	724.4
Deferred revenues	383.1	384.7
Income taxes payable	5.2	3.1
Total current liabilities	1,324.6	1,337.6
Noncurrent liabilities:
Long-term debt	2,050.5	2,284.4
Deferred income tax liabilities	350.6	337.8
Other liabilities	104.0	135.1
Total liabilities	3,829.7	4,094.9
Commitments and contingencies
Stockholders’ equity:
Verisk common stock, $.001 par value; 2,000,000,000 shares authorized; 544,003,038 shares issued and 163,970,410 and 164,878,930 shares outstanding, respectively	0.1	0.1
Additional paid-in capital	2,283.0	2,180.1
Treasury stock, at cost, 380,032,628 and 379,124,108 shares, respectively	(3,563.2)	(3,150.5)
Retained earnings	3,942.6	3,308.0
Accumulated other comprehensive losses	(591.9)	(412.3)
Total stockholders’ equity	2,070.6	1,925.4
Total liabilities and stockholders’ equity	$5,900.3	$6,020.3

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Twelve Months Ended December 31, 2018 and 2017

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017

	(in millions, except for share and per share data)
Revenues	$613.9	$570.3	$2,395.1	$2,145.2
Operating expenses:
Cost of revenues (exclusive of items shown separately below)	224.0	208.7	886.2	783.8
Selling, general and administrative	97.7	87.2	378.7	322.8
Depreciation and amortization of fixed assets	43.7	36.2	165.3	135.6
Amortization of intangible assets	32.3	28.1	130.8	101.8
Total operating expenses	397.7	360.2	1,561.0	1,344.0
Operating income	216.2	210.1	834.1	801.2
Other income (expense):
Investment income and others, net	(4.0)	1.3	15.3	9.2
Interest expense	(32.7)	(32.1)	(129.7)	(119.4)
Total other expense, net	(36.7)	(30.8)	(114.4)	(110.2)
Income before income taxes	179.5	179.3	719.7	691.0
Provision (benefit) for income taxes	(33.3)	25.3	(121.0)	(135.9)
Net income	$146.2	$204.6	$598.7	$555.1
Basic net income per share	$0.89	$1.24	$3.63	$3.36
Diluted net income per share	$0.87	$1.22	$3.56	$3.29
Weighted average shares outstanding:
Basic	164,344,502	164,730,093	164,808,110	165,168,224
Diluted	167,346,841	168,333,256	168,297,836	168,688,868

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2018 and 2017

	2018	2017

	(in millions)
Cash flows from operating activities:
Net income	$598.7	$555.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	165.3	135.6
Amortization of intangible assets	130.8	101.8
Amortization of debt issuance costs and original issue discount	4.2	4.2
Provision for doubtful accounts	5.6	2.0
Realized gain on settlement of subordinated promissory note	(12.3)	—
Stock based compensation	38.5	31.8
Realized loss on securities, net	0.1	—
Deferred income taxes	18.3	(73.6)
Loss on disposal of fixed assets	0.3	0.1
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(17.4)	(45.5)
Prepaid expenses and other assets	(28.2)	(30.6)
Income taxes	(2.9)	22.7
Accounts payable and accrued liabilities	67.8	28.5
Deferred revenues	0.8	29.2
Other liabilities	(35.2)	(17.8)
Net cash provided by operating activities	934.4	743.5
Cash flows from investing activities:
Acquisitions, net of cash acquired of $3.3 million and $29.9 million, respectively	(138.2)	(873.3)
Escrow funding associated with acquisitions	(14.9)	(41.6)
Proceeds from subordinated promissory note	121.4	—
Capital expenditures	(231.0)	(183.5)
Purchases of available-for-sale securities	(0.1)	(0.3)
Proceeds from sales and maturities of available-for-sale securities	0.5	0.4
Other investing activities, net	(3.1)	(7.2)
Net cash used in investing activities	(265.4)	(1,105.5)

	2018	2017

	(in millions)
Cash flows from financing activities:
Proceeds from issuance of short-term debt with original maturities greater than three months	—	455.0
(Repayments) proceeds from short-term debt, net	(300.0)	160.0
Payment of debt issuance costs	—	(0.5)
Repurchases of common stock	(438.6)	(276.3)
Net share settlement of taxes from restricted stock awards	(3.7)	(2.9)
Proceeds from stock options exercised	87.3	35.0
Other financing activities, net	(14.8)	(7.8)
Net cash (used in) provided by financing activities	(669.8)	362.5
Effect of exchange rate changes	(2.0)	6.7
(Decrease) increase in cash and cash equivalents	(2.8)	7.2
Cash and cash equivalents, beginning of period	142.3	135.1
Cash and cash equivalents, end of period	$139.5	$142.3
Supplemental disclosures:
Income taxes paid	$103.2	$186.3
Interest paid	$125.2	$113.9
Noncash investing and financing activities:
Deferred tax liability established on the date of acquisitions	$5.6	$74.4
Tenant improvement allowance	$0.3	$—
Capital lease obligations	$21.3	$10.9
Capital expenditures included in accounts payable and accrued liabilities	$0.3	$2.9